UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 24, 2016/February 23, 2016

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, SC 29715

(Address and zip code of principal executive offices)

(803) 802-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2016, the Board of Directors (the “Board”) of Domtar Corporation (the “Company”) adopted amendments to the Company’s Amended and Restated By-Laws (as so amended, the “By-Laws”) to implement proxy access and make certain other conforming revisions. Newly added Section 2.10 of the By-Laws permits any stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to 20% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the By-Laws. Proxy access will first be available to stockholders in connection with the Company’s 2017 annual meeting.

This description of the amendments to the Company’s By-Laws is qualified in its entirety by reference to the Company’s By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated By-Laws of Domtar Corporation, amended as of February 23, 2016.

2/3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
Name:	Razvan L. Theodoru
Title:	Vice-President,
Corporate Law and Secretary

Date:	February 24, 2016